Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF

SPECTRUM PHARMACEUTICALS, INC.

a Delaware corporation

(effective March 30, 2023)

ARTICLE I

OFFICES

Section 1 Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3 Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1 Place of Meetings. All meetings of stockholders shall be held at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2 Annual Meetings. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 3 Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Board of Directors, the Chairman of the Board, or by the Chief Executive Officer. The Board of Directors, Chairman of the Board or Chief Executive Officer may postpone or reschedule any previously scheduled special meeting.

Section 4 Notification of Business to be Transacted at Meeting. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be brought properly before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the Corporation at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received no less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary, notice by the stockholder, to be timely, must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting of stockholders and not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or public disclosure (e.g. through a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission) thereof was made, whichever first occurs. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a stockholder’s notice. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (a) a brief description of the business desired to be brought before the annual meeting of stockholders, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the information set forth in subparagraphs (d) through (j) of Section 15 with respect to such stockholder, and (d) any material interest of the stockholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder (an “Affiliate” of such stockholder) in such business. The stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 4.

To be properly brought before a special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting. No other business may be brought before a special meeting by stockholders.

No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 4. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision or pursuant to Section 16 of this Article II.

Section 5 Notice; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice (or notice by electronic communication) of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written (or electronic) waiver of any such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6 Quorum; Adjournment. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of 33 1/3% of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the majority in voting power of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting as of the record date so fixed for notice of such adjourned meeting.

Section 7 Voting; Proxies. Except as otherwise expressly provided by the Certificate of Incorporation or these Bylaws, when a quorum is present at any meeting of stockholders, each director shall be elected by the vote of the majority of the votes cast with respect to the director’s election; provided that if at any such meeting the number of individuals duly nominated for election as a director exceeds the number of directors to be elected at such meeting, the directors shall be elected by the vote of a plurality of the votes cast thereat. All other questions brought before a meeting of stockholders at which a quorum is present shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the affirmative vote of the holders of the majority of stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Elections of directors need not be by ballot unless the Chairman of the meeting so directs or unless a stockholder demands election by ballot at the meeting and before the voting begins.

Section 8 Stockholder Action by Written (or Electronic) Consent Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing or by electronic communication, setting forth the action so taken, is given by the holders of all of the outstanding shares entitled to vote thereon. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.

Section 9 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 10 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint an inspector or inspectors of election at the meeting. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

Section 13 Organization. At each meeting of stockholders the Chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the Chief Executive Officer) shall act as Chairman of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the Chairman of the meeting shall appoint Secretary of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

Section 14 Order of Business. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

Section 15 Nomination and Election of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, nominations for the election of directors shall be made by a nominating committee of the Board of Directors if then constituted pursuant to these Bylaws, or if no nominating committee has been constituted, by the Board of Directors.

In addition, any stockholder of record entitled to vote (the “Record Stockholder”) in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, but only if written notice of such Record Stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary, notice by the Record Stockholder to be timely must be received by the Secretary of the Corporation not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure (e.g. through a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission) thereof was made by the Corporation, whichever first occurs. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice. For the avoidance of doubt, this paragraph sets forth the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

Each such notice by a Record Stockholder shall set forth:

(a) the name and address of the Record Stockholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the Record Stockholder or any affiliate of such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations;

(d) the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such Record Stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such Record Stockholder to be supporting such nominees as of the date of such stockholder’s notice;

(e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(f) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation;

(g) any short interest in any security of the Corporation held by each such party (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(h) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation;

(i) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(j) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting);

(k) such other information regarding each nominee proposed by such Record Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or any other filings to be made in connection with the solicitation of proxies;

(l) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder; and

(m) the written consent of each nominee to serve as a director of the Corporation if so elected.

The Record Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 15.

In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any Record Stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such stockholder’s intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure (e.g. through a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission) thereof was made by the Corporation, whichever comes first.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 15, and if he or she should so determine, the defective nomination shall be disregarded.

Section 16 Proxy Access for Director Nominations.

(a) Proxy Access. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 16, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by any stockholder or group of no more than twenty (20) stockholders (provided that a group of funds under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 16 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 16 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 16. For purposes of this Section 16, the “Required Information” that the Corporation will include in its proxy statement shall be the information provided to the Secretary of the Corporation concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b) Timeliness of Notice. To be timely, the Notice of Proxy Access Nomination must be delivered to, or received by the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation filed its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is called for more than thirty (30) days earlier or later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the earlier of (i) the tenth (10th) day after public announcement of the meeting date, or (ii) the sixtieth (60th) day prior to the date the Corporation files its proxy statement in connection with the annual meeting of stockholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for delivery or receipt of the Notice of Proxy Access Nomination as described above.

(c) Maximum Number of Stockholder Nominees.

(i) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%, but not less than two. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

(ii) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 16 has been reached: (1) any Stockholder Nominee whom the Board of Directors decides to nominate as a Board of Directors nominee, (2) with respect to any stockholder meeting, any individual with respect to whom the Corporation receives notice pursuant to Section 15 of these Bylaws that a stockholder intends to nominate for election at such meeting, (3) any Stockholder Nominee who is subsequently excluded from the proxy statement pursuant to Section 16(h), (4) any Stockholder Nominee who is subsequently withdrawn and (5) any director who had been a Stockholder Nominee at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

(iii) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of nominees provided for in this Section 16, the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, whereby Eligible Stockholders disclosing the largest ownership of shares of common stock of the Corporation in their respective Notice of Proxy Access Nomination submitted to the Corporation receive priority based on the number of shares of common stock each Eligible Stockholder so disclosed as owned. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d) Ownership. For purposes of this Section 16, an Eligible Stockholder “owns” only those outstanding shares of the Corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder in any transaction that has not been settled or closed, (B) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder, whether any such instrument or agreement is to be settled with shares or cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner such Eligible Stockholder’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder. Notwithstanding the foregoing, an Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which such Eligible Stockholder has (x) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Eligible Stockholder or (y) loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. Whether outstanding shares of the Corporation are “owned” for purposes of this Section 16 shall be determined in the sole discretion of the Board of Directors.

(e) Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section 16, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 16 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 16, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years.

(f) Information to be Provided. Within the time period specified in this Section 16 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 15 of these Bylaws;

(iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(v) a representation that the Eligible Stockholder (A) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (B) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of

Directors, (C) has not nominated and will not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 16, (D) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) a representation as to the Eligible Stockholder’s intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting;

(vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 16; and

(viii) in the case of a nomination by a group of stockholders that is together an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(g) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h) Exclusions. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 16, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for Stockholder Nominees for director set forth in Section 15 of these Bylaws, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of the rules and listing standards of the principal securities exchanges upon which the shares of common stock of the Corporation are traded, or any applicable state or federal law, rule or regulation, (iii) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, (vi) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 16 in all material respects, or (vii) who was nominated pursuant to this Section 16 within the past three years from the date of such annal meeting and such Stockholder Nominee shall not have received at least twenty-five percent (25%) of the total votes eligible to be cast in favor of such Stockholder Nominee’s election, then such nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 1 Powers. Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2 Number and Election of Directors. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the entire Board of Directors, but no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors shall be elected at each annual meeting of the stockholders to replace directors whose terms then expire, and each director elected shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time effective upon giving written (or electronic) notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

Section 3 Intentionally Deleted.

Section 4 Vacancies. Subject to the limitations in the Certificate of Incorporation, vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 5 Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors.

Section 6 Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III or in a waiver of notice thereof.

Section 7 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

Section 8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by any two (2) directors. Notice of the date, time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone (including by voice messaging system or other system or technology designed to record or communicate messages), (ii) sent by United States first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) sent by electronic mail or other electronic means to each director at the director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic means, as the case may be, as shown on the records of the Corporation. In case the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally by hand, by courier or by telephone, sent by facsimile, or sent by electronic mail or other electronic means, it shall be delivered or sent at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written (or electronic) waiver of any such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9 Quorum; Vote Required for Action; Adjournment. Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 10 Action by Electronic Mail and/or Consent. Unless otherwise restricted by the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

Section 12 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

Section 13 Compensation. The directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

Section 14 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1 Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Financial Officers and Treasurers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Section 2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3 Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4 Removal and Resignation of Officers. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

Section 5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6 Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors. He shall, in addition, perform such other functions (if any) as may be prescribed by the Bylaws or the Board of Directors.

Section 7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall exercise the duties usually vested in the chief executive officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is a director, of the Board of Directors.

Section 8 President. The President of the Corporation shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

Section 9 Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

Section 10 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and a summary of the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

STOCK

Section 1 Form of Certificates. The shares of the Corporation shall be represented by certificates or, if the Board of Directors so determines, shall be uncertificated. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Every holder of shares represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed in the name of the Corporation by any two duly authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2 Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3 Lost Certificates. The Corporation may issue a new certificate (or uncertificated shares in place of any certificate or certificates previously issued by the Corporation) to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate or uncertificated shares.

Section 4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the holder of such shares or by his, her or its attorney lawfully constituted in writing and, in the case of shares represented by certificate, upon the surrender of the properly endorsed certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5 Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record holder of shares to receive dividends, and to vote as such record holder, and to hold liable for calls and assessments a person registered on its books as the record holder of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6 Transfer Agent. The Board of Directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents shall be located either within or outside of Delaware. They shall be entitled to such compensation as may be agreed.

ARTICLE VI

INDEMNIFICATION

Section 1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “undertaking”).

Section 2 Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

Section 3 Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5 Indemnification of Employees or Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

Section 6 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI.

Section 7 Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not act in good faith and in the best interests of the Corporation and, with respect to any criminal action or proceeding, had a reasonable cause to believe that his conduct was unlawful. Entry of a judgment by a consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

Section 8 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

Section 1 Dividends. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

Section 2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4 Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

Section 5 Voting of Stock Owned by the Corporation. The Chairman of the Board, the Chief Executive Officer, the President and any other officer of the Corporation authorized by the Board of Directors shall have power, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

Section 7 Amendments. Subject to the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the affirmative vote of a majority of the entire Board of Directors amend or repeal these Bylaws, or adopt other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Subject to any additional vote required by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.

Section 8 Selection of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Section 8.